Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Benjamin A. Horowitz, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Opsware Inc. on Form 10-K for the year ended January 31, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in such Annual Report fairly presents in all material respects the financial condition and results of operations of Opsware Inc.

Date: May 1, 2003

By:	/s/ BENJAMIN A. HOROWITZ
Name:	Benjamin A. Horowitz
Title:	Chief Executive Officer

I, Sharlene P. Abrams, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Opsware Inc. on Form 10-K for the year ended January 31, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in such Annual Report fairly presents in all material respects the financial condition and results of operations of Opsware Inc.

Date: May 1, 2003

By:	/s/ SHARLENE P. ABRAMS
Name:	Sharlene P. Abrams
Title:	Chief Financial Officer